EXHIBIT 21

                           MGIC INVESTMENT CORPORATION

         DIRECT AND INDIRECT SUBSIDIARIES OF MGIC INVESTMENT CORPORATION


                    1.      MGIC Assurance Corporation

                    2.      MGIC Insurance Services Corporation

                    3.      MGIC Investor Services Corporation

                    4.      MGIC Mortgage Insurance Corporation

                    5.      MGIC Mortgage Marketing Corporation

                    6.      MGIC Mortgage Reinsurance Corporation

                    7.      MGIC Mortgage Securities Corporation

                    8.      MGIC Real Estate Servicing Corporation

                    9.      MGIC Reinsurance Corporation

                   10.      MGIC Reinsurance Corporation of Wisconsin

                   11.      MGIC Residential Reinsurance Corporation

                   12.      Mortgage Guaranty Insurance Corporation

                   13.      Mortgage Guaranty Reinsurance Corporation


   __________________________
   1 As of March 1, 1997. All subsidiaries listed are 100% directly or indirectly owned by the registrant and all are incorporated in Wisconsin.